UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under Rule 240.14a-12

CXApp Inc.

(Name of Registrant as Specified in its Charter)

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NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CXApp Inc. (“CXApp” or the “Company”):

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of CXApp Inc. will be held in a virtual format only, on August 29, 2024, at 9:00 a.m., Pacific Time, for the following purposes as more fully described in the proxy statement:

(1)	To elect Di-Ann Eisnor to serve as a Class I director to hold office until the date of the annual meeting of stockholders following the fiscal year ending December 31, 2026, and until her successor is duly elected and qualified, or until her earlier death, resignation or removal;

(2)	To approve, on a non-binding advisory basis, the compensation of the named executive officers;

(3)	To ratify the selection of WithumSmith+Brown, PC as our independent registered public accounting firm for 2024; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record as of the close of business on July 12, 2024, the record date, are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments or postponements thereof.

We cordially invite you to attend the virtual Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/CXAI2024 using the control number on your proxy card or voting instruction form. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to attend the virtual Annual Meeting.

By Order of the Board of Directors,

/s/ Khurram P. Sheikh
Khurram P. Sheikh
Chairman of the Board
July 17, 2024

The accompanying proxy statement is dated July 17, 2024, and is first being mailed to our stockholders on or about July 17, 2024.

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AVAILABILITY OF PROXY MATERIALS

This proxy statement is dated July 17, 2024, and is first being mailed to our stockholders on or about July 17, 2024. Certain stockholders, in accordance with their prior requests, may have received an email with instructions on how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on August 29, 2024

Our Annual Report on Form 10-K for the year ended December 31, 2023 (our “Form 10-K”), and this proxy statement are available at www.virtualshareholdermeeting.com/CXAI2024.

PROXY STATEMENT

This proxy statement contains information relating to the solicitation of proxies by the Board of Directors (the “Board”) of CXApp Inc. (“CXApp” or the “Company”) for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournment or postponement thereof. Our Annual Meeting will be held in a virtual format only, on August 29, 2024, at 9:00 a.m., Pacific Time. To attend, vote and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/CXAI2024 using the control number on your proxy card or voting instruction form.

Only stockholders of record as of the close of business on July 12, 2024 (the “record date”), are entitled to receive notice of the Annual Meeting and to vote during the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the record date, there were 15,266,959 shares of our common stock, par value $0.0001 (our “common stock”), issued and outstanding and entitled to vote at the Annual Meeting. Our principal executive offices are located at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, California, 94306. This proxy statement is dated July 17, 2024, and is first being mailed to our stockholders on or about July 17, 2024.

About CXApp

We are a former blank check company incorporated on July 20, 2020, under the name KINS Technology Group, Inc. (“KINS”) as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On March 14, 2023, KINS consummated the previously announced merger pursuant to an Agreement and Plan of Merger, dated September 25, 2022 (the “Merger Agreement”), by and among KINS, KINS Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of KINS (“Merger Sub”), CXApp Holding Corp., a Delaware corporation (“Legacy CXApp”) and Inpixon, a Nevada corporation and parent company of Legacy CXApp (“Inpixon”). As contemplated by the Merger Agreement, Merger Sub merged with and into Legacy CXApp, the separate corporate existence of Merger Sub ceased and Legacy CXApp survived as a wholly-owned subsidiary of KINS (the “Merger”). Following the closing of the Merger (“Closing”), KINS changed its name to CXApp Inc.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are forward-looking within the meaning of the federal securities laws, including safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, and as such are not historical facts. This includes, without limitation, statements regarding our financial position, capital structure, indebtedness and business strategy, and plans and objectives of our management for future operations, as well as statements regarding growth, anticipated demand for our products and services and our business prospects. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of future performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this proxy statement, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

Forward-looking statements are based on current expectations, estimates, assumptions, projections, forecasts and management’s beliefs, which are subject to change. There can be no assurance that future developments affecting our company will be those that we have anticipated. Forward-looking statements involve a number of risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Should one or more of these risks or uncertainties materialize, or should any of the expectations, estimates, assumptions, projections, forecasts or beliefs prove incorrect, actual results may differ materially from what is expressed or forecasted in such forward-looking statements. Such risks include, but are not limited to: actual or anticipated variations in our quarterly operating results; results of operations that vary from the expectations of our company or of securities analysts and investors; the impact of the global COVID-19 pandemic; changes in financial estimates by our management or by any securities analysts who might cover our securities; conditions or trends in the industries in which we operate; changes in the market valuations of similar companies; changes in the markets in which we operate; stock market price and volume fluctuations of comparable companies; disruptions to our business relationships, performance, current plans, employee retention and business generally; publication of research reports about our company or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; announcements by our company or our competitors of significant contracts, acquisitions, joint marketing relationships, joint ventures, capital commitments, strategic partnerships or divestitures; investors’ general perceptions of our company and our business; announcements by third parties or the outcome of any claims or legal proceedings that may be instituted against our company; the ability to maintain compliance with the continued listing requirements of, and to maintain the listing of our securities on, The Nasdaq Stock Market LLC (“Nasdaq”); volatility in the price of our securities due to a variety of factors, including downturns or other changes in the highly competitive and regulated industries in which we operate, variations in performance across competitors, and changes in laws and regulations affecting our business; our ability to implement business plans, forecasts and other expectations, and identify and realize additional opportunities; actions by stockholders, including the sale of shares of our common stock; speculation in the press or investment community; recruitment or departure of key personnel; overall performance of the equity markets; disputes or other developments relating to intellectual property rights, including patents, litigation matters and our ability to obtain, maintain, defend, protect and enforce patent and other intellectual property rights for our technologies, and the potential infringement on the intellectual property rights of others; cyber security risks or potential breaches of data security; uncertainty regarding economic events; changes in interest rates; general market, political and economic conditions, including an economic slowdown, recession or depression; our operating performance and the performance of other similar companies; our ability to accurately project future results and our ability to achieve those and other industry and analyst forecasts; new legislation or other regulatory developments that adversely affect our company or the markets or industries in which we operate; our ability to continue as a going concern; our ability to raise additional capital on acceptable terms or at all; and other risks and uncertainties described in the “Risk Factors” section of our Form 10-K and our subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by investors as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Form 10-K and our subsequent Quarterly Reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The foregoing list of factors is not exhaustive.

Forward-looking statements included in this proxy statement speak only as of the date of this proxy statement or any earlier date specified for such statements. Readers are cautioned not to put undue reliance on forward-looking statements, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. We do not give any assurance that we will achieve our expectations.

INFORMATION ABOUT THE ANNUAL MEETING

Annual Meeting Proposals

Proposal	Matter	Board Vote Recommendation
1	Election of Directors	FOR
2	Non-Binding Advisory Vote on Executive Compensation	FOR
3	Ratification of Selection of WithumSmith+Brown, PC	FOR

Voting Matters

Quorum. The holders of at least 7,633,480 shares (a majority of shares issued and outstanding and entitled to vote at the Annual Meeting) must be present at the Annual Meeting or represented by proxy to conduct business at the Annual Meeting. Both abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.

Voting by Stockholders of Record. If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the Internet by following the instructions in this Proxy Statement. If you receive printed copies of the proxy materials by mail, you may also vote by proxy via the Internet, by telephone, or by mail by following the instructions provided on the proxy card. Stockholders of record who virtually attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CXAI2024, entering the applicable control number, and following the instructions on the Annual Meeting website.

Voting by Beneficial Owners. If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank or other nominee), you may vote by proxy by following the instructions provided in this Proxy Statement, voting instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the ratification of the selection of WithumSmith+Brown, PC as our independent registered public accounting firm (such proposal is considered a “routine” matter under Nasdaq rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under Nasdaq rules). To vote during the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares.

Changing Your Vote. You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending and voting during the Annual Meeting. Your virtual attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again during the Annual Meeting or specifically request in writing that your prior proxy be revoked.

Votes Required to Adopt Proposals. Each share of our common stock outstanding on the record date is entitled to one vote on the director nominee and one vote on each other matter. To be elected, the director nominee must receive a plurality of the votes cast. Approval of Proposals 2 and 3 requires the affirmative vote of the holders of a majority of the total number of shares of common stock present at the meeting in person or represented by proxy and entitled to vote on such matter, voting as a single class. As of July 12, 2024, the record date, there were 15,266,959 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting.

Effect of Abstentions and Broker Non-Votes. For Proposal 1, the election of directors, broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not count as votes cast and will have no impact on whether such proposal is approved. For Proposal 2, broker non-votes will not be counted as present and entitled to vote and will have no impact on whether such proposals are approved. Brokers will have discretionary authority to vote on Proposal 3, since it is considered a routine matter under Nasdaq rules. For Proposals 2 and 3, abstentions will be counted as present and entitled to vote and will have the same effect as votes “against” such proposals.

Voting Instructions. If you complete and submit a proxy with voting instructions, the persons named as proxy holders will follow your instructions. If you are a stockholder of record and submit a proxy without voting instructions, or if your instructions are unclear, the persons named as proxy holders will vote as the Board recommends on each proposal. With respect to any other matters properly presented at the Annual Meeting, the persons named as proxy holders will vote as recommended by our Board, or if no recommendation is given, in their own discretion.

Proxy Solicitation

The solicitation of proxies is made by the Company. We will pay for the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. As is customary, we will reimburse brokerage firms, banks and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

Attending the Annual Meeting

We are pleased to welcome stockholders to our Annual Meeting. The Annual Meeting will be held in a virtual format only to provide a safe experience for our stockholders and employees. We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting.

To attend and vote at the Annual Meeting, please visit www.virtualshareholdermeeting.com/CXAI2024 and follow the instructions included in this Proxy Statement or on your proxy card. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. Please see “Attending the 2024 Annual Meeting of Stockholders of CXApp Inc.” below for additional information.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

The following table sets forth the name, age and position of the current directors of CXApp. This section also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Title
Khurram Sheikh	53	Chairman, Chief Executive Officer and Director
Di-Ann Eisnor	52	Director
Camillo Martino	62	Director
George Mathai	57	Director
Shanti Priya	54	Director

Directors Standing for Election at this Annual Meeting

Ms. Di-Ann Eisnor has been serving on the KINS Board of Directors since August 2020 and continued her board role with CXApp following the Merger in March 2023. Since November 2019, Ms. Eisnor has served as Co-Founder and Chief Executive Officer of Crews by Core, a construction software company focused on automating workflows for the field. Before that, from February 2019 until October 2019, she was an executive of The We Company, where she was responsible for development of their cities platform. Prior to that, Ms. Eisnor served in a number of executive roles at Waze and Google for more than 10 years. Waze, a crowd-sourced navigation and real-time traffic application was acquired by Alphabet, Inc. Over the course of her tenure at Waze and Google she ran Platform, Growth, Urban Systems, Partnerships, Marketing and expansion into the US, Latam and SE Asia. Prior to joining Waze, Ms. Eisnor was a co-founder and Chief Executive Officer of Platial Inc., a collaborative, user-generated cartographic website. Ms. Eisnor currently serves on the board of Saia Inc. (Nasdaq: SAIA) and Marquette Transportation Company. She is a venture partner at Obvious Ventures and is co-founder with Lupe Fiasco of Neighborhood Start Fund, a neighborhood-based micro-fund in underserved urban neighborhoods. She holds a Bachelor’s Degree in Studio Art and Business Administration from New York University. She is a 2014 Henry Crown Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network. Ms. Eisnor is well qualified to serve on our board because of her extensive experience advising boards of directors of public and private companies and her extensive professional experience.

Continuing Directors

Class II Directors: Currently Serving Until the 2025 Annual Meeting

Mr. Camillo Martino has been serving on the KINS Board of Directors since August 2020 and continued his board role with CXApp following the Merger in March 2023. Mr. Martino was a senior global semiconductor company executive and now serves as a board member and executive advisor to many global technology companies. Prior to his current board roles, Mr. Martino was a chief executive officer and C-suite executive of a number of high technology companies worldwide. He is currently Chair of the Board of Directors of Magnachip Semiconductor (NYSE: MX) and has served on this Board since August 2016. Since 2018, he has also served on the Board of Directors at Sensera. Mr. Martino also serves on the Board of Directors at multiple privately-held companies, including VVDN Technologies (fastest growing ODM based in India) and Sakuu Corporation (Battery Manufacturing platform). Mr. Martino’s prior board service includes serving on the boards of Cypress Semiconductor from June 2017 through the sale of the company to Infineon in April 2020 and Moschip Technologies (BOM: 532407) from April 2017 to May 2019. As an operating executive, Mr. Martino served as Chief Executive Officer of Silicon Image, Inc. (where he also served as a director) from 2010 until the completion of its sale to Lattice Semiconductor Corporation (Nasdaq: LSCC) in March 2015, Chief Operating Officer of SAI Technology Inc. from January 2008 to December 2009 (where he also served as director from 2006 to 2010), and Chief Executive Officer of Cornice Inc. from 2005 to 2007 (where he also served as a director). From August 2001 to July 2005, Mr. Martino served as the executive vice president and chief operating officer at Zoran Corporation, a global SoC semiconductor company. Prior to that, Mr. Martino held multiple positions with National Semiconductor Corporation for a total of nearly 14 years. Mr. Martino holds a Bachelor of Applied Science from the University of Melbourne and a Graduate Diploma (in Digital Communications) from Monash University in Australia. Mr. Martino is well qualified to serve on our board because of his extensive experience advising boards of directors of public and private companies and his extensive professional experience.

Ms. Shanti Priya has been the CFO of Maxfield Enterprises, Inc., a luxury retail company based in Los Angeles and has been leading the organization’s finance and operations since February 2018. Prior to that, Ms. Priya worked for over 12 years in corporate finance at Gap Inc. with her last role at the company as the Global Director of FP&A and Control overseeing the North American, European and Asian markets. Before transitioning into a career in finance, Ms. Priya worked as a Producer managing content creation at a tech start-up, Knowledge Kids Network, an online educational media site. She holds a Bachelor of Arts in Honors English Literature with a minor in Biology from Scripps College. In addition, she holds a Master of Arts in Print Journalism and a Master of Business Administration both from the University of Southern California. Ms. Priya also serves on the board and as treasurer of Secular Student Alliance, a non-profit organization that educates high school and college students regarding secularism and scientific reasoning. She has previously served on the board of Sequoyah School, a non-profit private school serving the ages from K-8. Ms. Priya is well qualified to serve on our board of directors because of her substantial financial and operations experience.

Class III Directors: Currently Serving Until the 2026 Annual Meeting

Mr. Khurram Sheikh has been serving as the Chairman and Chief Executive Officer of CXApp since March 14, 2023, when the company went public through its Merger with KINS. Mr. Sheikh previously was the Founder, Chairman and Chief Executive Officer of KINS since its inception in July 2020. Mr. Sheikh has been at the forefront of innovation in the technology, mobile, semiconductor, telecom and media industries for the past 25 years with CEO and CTO roles at leading technology companies. Since March 2020, Mr. Sheikh has been the Founder, Executive Chairman & CEO of Aijaad, a boutique strategic advisory firm where he advises both large private equity firms as well as boards of public companies on the future of 5G, IoT, Edge Computing and AI technologies and is actively involved in M&A, technology strategy and market development. From 2016 to early 2020, Mr. Sheikh was the CEO of kwikbit, a private company building a “network as a service” solution using gigabit radios, edge compute, virtualization and artificial intelligence. Prior to kwikbit, in 2014, Mr. Sheikh was appointed as the Chief Strategy and Technology Officer for Silicon Image (SIMG) and the President/CEO of its millimeter wave/5G subsidiary SiBEAM. SIMG was acquired by Lattice Semiconductor (Nasdaq:LSCC) in 2015 for $600 million after which Mr. Sheikh was appointed the Chief Strategy and Technology Officer of the combined company responsible for corporate strategy, roadmap, M&A and technology development and was there until 2016. From 2007 onwards, he was the CTO for Powerwave Technologies, a large wireless infrastructure vendor. Powerwave filed for Chapter 11 bankruptcy protection in January 2013, and in April 2013 Mr. Sheikh was appointed as the CEO of Powerwave to help with the sale of the company. Later that year, Mr. Sheikh successfully facilitated the sale of approximately 1,400 patents owned by Powerwave to private equity firm Gores Group. From 2005 to 2007, Mr. Sheikh was Vice President, Wireless Strategy and Development at Time Warner Cable leading the cable company’s entry into the wireless space. From 1996 to 2005, Mr. Sheikh held senior technology roles at Sprint including CTO Mobile Broadband responsible for deploying the world’s first 4G system and acquisition of multi-billion dollar spectrum assets at 2.5GHz. Mr. Sheikh holds a Bachelor of Science degree in Electrical Engineering with highest honors from the University of Engineering & Technology in Pakistan, and a Master of Science degree in Electrical Engineering from Stanford University with specialization in wireless communications. Mr. Sheikh is well qualified to serve as Chairman of our board because of his extensive experience advising boards of directors of public and private companies and his extensive professional experience.

Mr. George Mathai has enjoyed decades working, consulting and investing in early stage and small businesses at the crossroads of distinct technologies, multiple industries and novel markets. A technically trained business professional, his early experience in bridge design and infrastructure repair was at Edwards & Kelcey in New York, now Jacobs Engineering. In January 1993, Mr. Mathai transitioned to managing renovations projects and gaining strong communications and project execution skills, while driving revenue and profitability, at a small New York construction company. As a founder, he later parlayed his prior management and technical expertise in leading the biosensor development program at GenoRx in June 2000, an early stage, venture-backed concern in Hayward, California. His team accomplished a manufacturable process for detecting DNA electronically on a silicon biochip with the eventual sale of the technology to Bridger Technologies in April 2011. Thereafter, Mr. Mathai helped raise financing for an innovative antibiotic skin care start-up and worked to fundraise for an early-stage immune-mediated cancer therapeutic while at a boutique brokerage firm Objective Equity LLC. Overlapping these endeavors, were local business interests in retail, as well as due diligence consulting for mergers and acquisitions. The above broad and varied interests are also reflected in his educational history which includes bachelors and masters in civil engineering from University of California, Berkeley (May 1989) and City College of New York (June 1992), respectively, as well as, most recently upskilling at CalTech’s cybersecurity program (December 2020). Mr. Mathai’s extensive experience in several diverse industries, markets and customer types will bring a unique and inestimable resource to the board.

Classified Board of Directors

Our Board is divided into three classes with staggered, three-year terms, in accordance with the terms of the Company’s existing amended and restated certificate of incorporation (“Charter”). At each annual meeting of stockholders, the directors whose terms then expire are eligible for reelection until the third annual meeting following reelection. The directors are divided among the three classes as follows:

●	the Class I director is Di-Ann Eisnor, and her term will expire at our first annual meeting of stockholders following the Merger;

●	the Class II directors are Camillo Martino and Shanti Priya, and their terms will expire at our second annual meeting of stockholders following the Merger; and

●	the Class III directors are Khurram P. Sheikh and George Mathai, and their terms will expire at our third annual meeting of stockholders following the Merger.

The Charter provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of the Board or a change in control of the Company. The Company’s directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the Company’s outstanding voting stock then entitled to vote in an election of directors.

Board Leadership Structure

The Board does not anticipate implementing a policy requiring the positions of the Chairman of the Board and Chief Executive Officer to be separate or held by the same individual. Any further determination to create such a policy is expected to be based on circumstances existing from time to time, based on criteria that are in the Company’s best interests and the best interests of its stockholders, including the composition, skills and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates, and governance efficiency. We elected Mr. Sheikh as Chairman of the Board because Mr. Sheikh’s strategic vision for the business, his in-depth knowledge of the Company’s operations and his experience in capital markets make him well qualified to serve as both Chairman of the Board and Chief Executive Officer of the Company. Combining the roles of Chairman and Chief Executive Officer will help provide strong and consistent leadership for the management team and the Board. However, the Board may decide in the future to separate the roles of Chairman and Chief Executive Officers if it determines that such structure provides better and more effective oversight and management of the Company. If the Board convenes for a meeting, it is expected that the non-management directors will meet in one or more executive sessions, if the circumstances warrant it. The Board may also consider appointing a lead independent director, if the circumstances warrant it.

Role of Board of Directors in Risk Oversight

The Board is responsible for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company’s business and the steps the Company takes to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable the Board to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees the Company’s management of financial risks. Periodically, the audit committee reviews the Company’s policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with the Company’s external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of the Company’s compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the Board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks. Matters of significant strategic risk is considered by the Board as a whole.

Director Qualifications & Board Diversity

The Company’s nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members) for election or appointment, the nominating and corporate governance committee and the Board will take into account many factors, including the following:

●	personal and professional integrity, ethics and values;

●	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

●	experience as a board member or executive officer of another publicly held company;

●	strong finance experience;

●	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

●	diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience;

●	experience relevant to our business industry and with relevant social policy concerns; and

●	relevant academic expertise or other proficiency in an area of our business operations.

The Board evaluates, each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. The Company is currently in compliance with the diversity requirements of Nasdaq Rule 5605(f), with two female directors and three South Asian directors.

Board Diversity Matrix (as of July 17, 2024)

Total Number of Directors	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	-	-
Part II: Demographic Background
Asian	1	2	-	-
White	-	1	-	-
Two or More Races or Ethnicities	1	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Committees of the Board of Directors

The Board consists of an audit committee, a compensation committee and a nominating and corporate governance committee. The composition of each committee is set forth below.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Khurram Sheikh
Di-Ann Eisnor	✓	✓✓	✓
Camillo Martino	✓	✓	✓✓
George Mathai		✓
Shanti Priya	✓✓		✓

✓✓	Chair

Audit Committee

The audit committee’s main function is to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. This committee’s responsibilities include, among other things:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

●	the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The members of the Company’s audit committee are Shanti Priya, Camillo Martino and Di-Ann Eisnor. Shanti Priya serves as the chair of the committee. All members of the Company’s audit committee are independent directors and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Shanti Priya is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq listing standards. The Company’s board of directors adopted a written charter for the audit committee, which is available on the corporate website at www.cxapp.com. The information on any of the Company’s websites is deemed not to be incorporated in this proxy or to be part of this proxy.

Compensation Committee

The compensation committee’s main function is to oversee the Company’s policies relating to compensation and benefits of the Company’s officers and employees. This committee’s responsibilities include, among other things:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving on an annual basis the compensation of all of our other officers;

●	reviewing on an annual basis our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and;

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The members of the Company’s compensation committee are Camillo Martino, Di-Ann Eisnor and George Mathai. Di-Ann Eisnor serves as the chair of the committee. The Board has determined that each of Camillo Martino, Di-Ann Eisnor and George Mathai is independent under the applicable Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Company’s board of directors adopted a written charter for the compensation committee, which is available on the corporate website at www.cxapp.com. The information on any of the Company’s websites is deemed not to be incorporated in this proxy or to be part of this proxy. The compensation committee operates under its written charter and will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting the Board in discharging the board of directors’ responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at the Company’s annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on the Board and any committees thereof. In addition, the nominating and corporate governance committee is responsible for overseeing the Company’s corporate governance policies, reporting and making recommendations to the Board concerning governance matters and oversight of the evaluation of the Board.

The charter also provides that the nominating and corporate governance committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

The members of the Company’s nominating and corporate governance committee are Camillo Martino, Di-Ann Eisnor and Shanti Priya. Camillo Martino serves as the chair of the committee. All members of the Company’s nominating and corporate governance committee are independent directors under the applicable Nasdaq listing standards. The Company’s board of directors adopted a written charter for the nominating and corporate governance committee, which is available on the corporate website at www.cxapp.com.The information on any of the Company’s websites is deemed not to be incorporated in this proxy or to be part of this proxy. The nominating and corporate governance committee operates under its written charter and will review and evaluate at least annually.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors, including those discussed in the “Director Qualifications & Board Diversity” section of this proxy statement. In the event that vacancies on the Board are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

Stockholders of record (i) on the record date for an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors and (ii) on the date of the giving of proper notice of such stockholder’s proposal may propose director candidates for election to the Board at such annual or special meeting by submitting to the Secretary of the Company, in proper written form, the information required by our Bylaws for stockholder nominations. Pursuant to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Attendance at our Board of Directors and Stockholder Meetings

During 2023, our Board held 16 meetings, and each member attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served. Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. All of the five directors then serving on the Board attended the Company’s 2023 annual meeting of stockholders.

Executive Sessions of Outside Directors

To encourage and enhance communication among outside directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the outside directors will meet in executive sessions, without management directors or management present, on a periodic basis. In addition, if any of our outside directors are not independent directors, then our independent directors will also meet in executive sessions on a periodic basis. These executive sessions are chaired by Shanti Priya, our independent Chair of the Audit Committee.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee have ever been an executive officer or employee of the Company. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve on our Board or Compensation Committee.

Communications with the Board of Directors

The Board has the following process for securityholders to send communications to the Board: stockholders and other interested parties wishing to communicate directly with our independent directors may do so by writing and sending the correspondence to our Legal Department by mail to our principal executive offices at Four Palo Alto Square, Suite 200, 3000 El Camino Rd., Palo Alto, California, 94306. Our Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our Board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our Board or our business, including, without limitation, mass mailings, job inquiries and business solicitations. If appropriate, our Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the Chairman of the Board. These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Policy Prohibiting Hedging or Pledging of Securities

Under our Insider Trading Policy, our employees, including our officers and the members of our Board, are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as options, warrants, puts and calls, and other similar instruments on our securities, (3) hedging transactions (including, without limitation, prepaid variable forward sale contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, (4) pledging any of our securities as collateral for any loans, (5) holding our securities in a margin account and (6) placing standing or limit orders on our securities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and other employees, including our chief executive officer, chief financial officer and all senior financial officers, including any principal accounting officer or persons performing similar functions. The code of ethics is available on our website at ir.cxapp.com/corporate-governance/governance-highlights. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Director Independence

The Board consists of five (5) members. We determined that each director, other than Mr. Sheikh, are independent directors in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director nor any of his, her or their family members has engaged in various types of business dealings with the Company. There are no family relationships among any of the Company’s directors or executive officers.

Board Compensation

Our Board maintains a director compensation policy (the “Director Compensation Policy”) for our directors. The Director Compensation Policy was developed by taking into consideration practices and compensation levels at comparable companies. The Director Compensation Policy is designed to attract, retain and reward outside directors.

Under the Director Compensation Policy, each outside director is eligible to receive the cash and equity compensation for Board services described below. We also will reimburse our directors for reasonable, customary and documented travel expenses to meetings of our Board or its committees and other expenses.

Cash Compensation

Directors are entitled to receive annual cash compensation of $25,000 for their service under the Director Compensation Policy. All cash payments to directors are paid quarterly on a pro-rated basis.

Equity Compensation

Each person who first becomes a director following the effective date of the Director Compensation Policy will receive an annual award of RSUs having a value to be determined by the Board upon recommendation of the Compensation Committee (with the number of shares of our Class A common stock subject to the award determined by dividing such value by the closing sales price of a share of our Class A common stock on the applicable grant date, but rounded down to the nearest whole share), with such award vesting on the annual anniversary, subject to continued service through each applicable vesting date. On August 27, 2023, each outside director received an award of 27,333 shares with such award vesting on the annual anniversary, subject to continued service through such vesting date. Also on August 27, 2023, each director received a one-time incentive award of 30,000 shares with such award vesting in equal, annual installments over three years, subject to continued service through each applicable vesting date.

2023 Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board during the year-ended December 31, 2023, by our non-employee directors. Khurram P. Sheikh’s compensation as a named executive officer is set forth below under “Executive Compensation Tables—2023 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Di-Ann Eisnor	25,000	419,600	444,600
Camillo Martino	25,000	419,600	444,600
George Mathai	25,000	419,600	444,600
Shanti Priya	25,000	419,600	444,600

The following table shows all shares of common stock subject to outstanding stock options and stock awards held by our non-employee directors as of December 31, 2023.

Name	Option Awards Outstanding (#)	RSU Awards Outstanding (#)
Di-Ann Eisnor	0	57,333
Camillo Martino	0	57,333
George Mathai	0	57,333
Shanti Priya	0	57,333

Our Board expects to review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. Such program will continue to be designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to the long-term success of our Company.

Stockholder Proposals and Nominations for the 2025 Annual Meeting

Proposals for Inclusion in our Proxy Materials

Under SEC rules, if a stockholder wishes to submit a proposal for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders, the proposal must be received by our Secretary not later than March 19, 2025. All proposals must comply with Rule 14a-8 under the Exchange Act.

Stockholder Nominations

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided in our Charter with respect to the right of holders of preferred stock to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice provided for in our Bylaws and on the record date for the determination of stockholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in our Bylaws.

In addition to any other applicable requirements, including those in our Bylaws, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company.

To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if there has been no prior annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. This means notice must be received not earlier than May 1, 2025, nor later than May 31, 2025 if the annual meeting is not more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting. In no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Universal Proxy Rules

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must set forth the information required by Rule 14a-19 under the Exchange Act no later than June 30, 2025.

Detailed information for submitting proxy access nominations will be provided upon written request to the Legal Department of CXApp Inc., Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306.

Other Business

Any stockholder who wishes to make a nomination or introduce an item of business, other than as described above, must comply with the procedures set forth in our Bylaws, including delivering proper notice to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if there has been no prior annual meeting, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th day before the meeting and not later than the later of (a) the close of business on the 90th day before the meeting or (b) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. This means notice must be received not earlier than May 1, 2025, nor later than May 31, 2025 if the annual meeting is not more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting. Detailed information for submitting stockholder proposals or nominations, other than for inclusion in our proxy statement, will be provided upon written request to the Legal Department of CXApp Inc., Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of July 17, 2024, with respect to securities held by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding shares of our common stock;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding for such person, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The table below also reflects the beneficial ownership of shares of our common stock issuable upon the exercise of public warrants or private placement warrants. Each person named in the table has sole voting and investment power with respect to all of the shares shown as beneficially owned by such person, except as otherwise indicated in the table or footnotes below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. To our knowledge, no shares of our common stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address of each beneficial owner is c/o CXApp Inc., Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306.

As of July 12, 2024, there were 15,266,959 shares of our common stock issued and outstanding.

Name and Address of Beneficial Owners	Number of Shares	Ownership Percentage (%)
5% or More Stockholders:
BlackRock, Inc.(1)	1,708,224	11.18%
3AM LLC(2)	1,309,129	8.57%
Inpixon(3)	1,044,938	6.84%
Walleye Capital LLC(4)	858,250	5.62%
Directors and Executive Officers
Khurram P. Sheikh	2,471,648	16.19%
Camillo Martino*	-	-
Di-Ann Eisnor*	-	-
Shanti Priya*	-	-
George Mathai*	-	-
All executive officers and directors as a group (5 individuals)	2,471,648	16.19%

*	Less than one percent

(1)	According to the Schedule 13G filed with the SEC on February 13, 2024, the registered holders of the referenced shares, which are comprised of 1,202,021 shares of CXApp common stock and 506,203 shares of CXApp common stock underlying the private warrants, are funds and accounts under management by BlackRock, Inc. BlackRock, Inc. is the ultimate parent holding company of such funds and accounts. On behalf of such funds and accounts, the applicable portfolio managers, as managing directors of such entities, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts and such portfolio managers is 55 East 52nd Street, New York, NY 10055.
(2)	According to the Schedule 13G filed with the SEC on September 11, 2023, the referenced shares represents 1,009,129 shares of CXApp common stock, and 300,000 shares of CXApp common stock underlying private warrants held by 3AM LLC that are subject to a 9.8% beneficial ownership limitation pursuant to the terms of such warrants, which were distributed to 3AM LCC by Cardinal Venture Holdings LLC (“CVH”) in connection with the distribution by KINS Capital LLC to its members on August 25, 2023. CVH is a member of KINS Capital LLC. The address of 3AM LLC is 555 Bryant St., #590, Palo Alto, CA 94301.
(3)	According to the Schedule 13G filed with the SEC on September 11, 2023, the referenced shares represents 1,044,938 shares of CXApp common stock underlying private warrants, which were distributed to Inpixon in connection with the distribution by KINS Capital LLC to its members on August 25, 2023. The Warrants were acquired in connection with a distribution by CVH to its members. CVH is a member of KINS Capital LLC. Inpixon may be deemed to control and have voting and investment power over these securities. This amount excludes 1,455,062 shares of CXApp common stock underlying private warrants held by Inpixon that are subject to a 9.8% beneficial ownership limitation pursuant to the terms of such private warrants. Such private warrants may not be exercised to the extent that the holder or any of its affiliates would beneficially own in excess of 9.8% of the number of shares outstanding (as calculated in accordance with Section 13(d) of the Exchange Act). The adddres of Inpixon is 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303.
(4)	According to the Schedule 13G/A filed with the SEC on February 14, 2024, the registered holders of the referenced shares, which are comprised of 858,250 shares of CXApp common stock, are funds and accounts under management by Walleye Capital LLC. Walleye Capital LLC is the ultimate parent holding company of such funds and accounts. On behalf of such funds and accounts, the applicable portfolio managers, as managing directors of such entities, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts and such portfolio managers is 315 Park Avenue South, New York, NY 10010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions Policy

All of our directors and executive officers are subject to our Code of Business Conduct and Ethics and our Related Party Transactions Policy, and our directors are guided in their duties by our Corporate Governance Guidelines. Our Code of Business Conduct and Ethics requires that our directors and executive officers avoid situations where a conflict of interest might occur or appear to occur. In general, our directors and executive officers should not have a pecuniary interest in transactions involving us or a customer, licensee or supplier of the Company, unless such interest is solely a result of routine investments made by the individual in publicly traded companies. In the event that a director or executive officer is going to enter into a related party transaction with a relative or significant other, or with a business in which a relative or significant other is associated in any significant role, the director or executive officer must fully disclose the nature of the related party transaction to our Legal Department. For directors and executive officers, such related party transaction then must be reviewed and approved in advance by the Audit Committee. For other conflicts of interest that may arise, the Code of Business Conduct and Ethics advises our directors and executive officers to consult with our Legal Department. In addition, each director and officer is required to complete a director and officer questionnaire on an annual basis and upon any new appointment, which requires disclosure of any related-party transactions pertaining to the director or executive officer. Our Board will consider such information in its determinations of independence with respect to our directors under applicable Nasdaq and SEC rules.

Other than with respect to Mr. Sheikh as described below, none of our directors, executive officers or their immediate family members has or has had any material interest in any transaction in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K.

Related Party Transactions

KINS Founder Shares

In November 2020, KINS Capital LLC, a Delaware limited liability company (the “Sponsor”) purchased 150,000 KINS Technology Group Inc.’s (“KINS”) founder shares of KINS Class B common stock for an aggregate price of $25,000. On December 11, 2020, KINS effected a 47.91667-for-1 stock split and on December 14, 2020, KINS effected a stock dividend of 1.2 shares of KINS Class B common stock for each share of KINS Class B common stock outstanding prior to the dividend, resulting in 6,900,000 shares of KINS Class B common stock being issued and outstanding. All share and per share amounts have been retroactively restated to reflect the stock split and stock dividend.

Pursuant to the Sponsor Support Agreement entered into among Legacy CXApp, KINS and the Sponsor, certain of the KINS founder shares are subject to restrictions. Prior to our initial public offering, the BlackRock investors acquired 750,000 shares of KINS Class B common stock and up to 525,000 shares are issuable to the Sponsor under certain conditions (as defined in the Sponsor Support Agreement, the “Potential Forfeiture Shares”).

Administrative Support Agreement

Commencing on December 14, 2020, KINS agreed to pay the Sponsor or an affiliate of the Sponsor a total of $20,000 per month for office space, utilities, secretarial support and administrative services. Upon completion a business combination or KINS’ liquidation, KINS will cease paying these monthly fees. KINS incurred and paid $60,000 and $180,000 for the three and nine months ended September 30, 2022, respectively.

Due from Sponsor

At the closing of the KINS initial public offering on December 17, 2020, a portion of the proceeds from the sale of the KINS private placement warrants in the amount of $2,124,125 was due to KINS to be held outside of the trust account for working capital purposes. KINS received the cash on February 18, 2021.

Sponsor Support Agreement

KINS, the Sponsor and Legacy CXApp entered into the Sponsor Support Agreement, dated as of September 25, 2022.

Pursuant to the Sponsor Support Agreement, the Sponsor agreed to, among other things, at any meeting of the KINS stockholders, or in any other circumstance in which the vote, consent or other approval of the KINS stockholders is sought, (i) appear at each such meeting or otherwise cause all of its KINS common stock to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent covering, all of its KINS common stock: (1) in favor of each Transaction Proposal; (2) against any proposal relating to a business combination (other than the Transaction Proposals); (3) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by KINS; (4) against any change in the business, management or the KINS Board (other than in connection with the Transaction Proposals); and (5) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of the Sponsor Support Agreement, the Merger Agreement or the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of KINS or the Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of KINS capital stock.

Private Placement Warrants

Simultaneously with the closing of the KINS initial public offering, KINS completed the private sale of 10,280,000 KINS private placement warrants at a price of $1.00 per KINS private placement warrant to the Sponsor and the BlackRock investors, generating gross proceeds of $10,280,000. The KINS private placement warrant are identical to the KINS public warrants underlying the KINS units sold in the KINS initial public offering, except that the KINS private placement warrants and the KINS Class A common stock issuable upon the exercise of the KINS private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, except as provided herein, the KINS private placement warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees.

EXECUTIVE COMPENSATION

The Company is a “smaller reporting company” as defined by the SEC, and therefore is not required to provide, and does not purport to provide, all of the disclosures required for a “Compensation Discussion and Analysis” as set forth in the rules promulgated by the SEC. The Company is, however, providing a brief overview of its executive compensation program in order to aid its stockholders’ understanding of how its business and performance affects executive compensation decisions.

Our named executive officers (“NEOs”) consisted of Khurram P. Sheikh, Chief Executive Officer (“CEO”), in fiscal year 2023.

Compensation Philosophy

The Company’s executive compensation program is designed to enable the Company to provide competitive compensation packages that attract, retain and motivate talented executives and managers while aligning management’s and stockholders’ interests in the enhancement of Company performance and stockholder value.

The Company’s executive compensation program uses multiple elements to deliver a total package consisting of base salary, annual cash incentive awards and long-term incentive compensation in the form of equity awards, which are heavily weighted toward variable compensation tied to Company performance and stock price performance. The Compensation Committee reviews each element separately but also considers the relative mix of compensation and benefit offerings when making compensation decisions. In addition, the Compensation Committee retains discretion to make adjustments it deems advisable to balance the Company’s overall performance and the individual performance of the Company’s executive officers with our “pay for performance” philosophy.

Executive Compensation Process

The Role of the Compensation Committee

The Compensation Committee is responsible for making compensation recommendations to the Board regarding our CEO, our CEO’s direct reports and our non-employee directors. These recommendations include base salaries, target annual cash incentive award opportunities and overall levels of equity awards to be granted, if any, each year; and determining the amount of funding that will be available for the Equity Incentive Plan (the “EIP”), among other duties expressed in its charter. The compensation decisions are based on numerous inputs and independent advice, as set forth below.

In performing these duties, the Compensation Committee evaluates the performance of our CEO and reviews and evaluates the existing NEO compensation program on an annual basis. The Compensation Committee has the authority to obtain advice and assistance from internal or external compensation consultants, attorneys, accountants and other advisers.

The Compensation Committee considers multiple factors to ensure that compensation packages are consistent with our “pay for performance” philosophy and that we remain competitive in the market for talent, especially in light of a recent hyper-competitive compensation environment. The Compensation Committee considers the following important factors as part of its decision-making process: Company performance, individual leadership and performance assessments, competitive market compensation levels, job scope, individual skills and experience, the relative importance of the individual’s role, internal pay equity, historical pay levels and individual equity holdings.

The Role of Management

As part of its review and determination of the Company’s compensation objectives, philosophy, programs and decisions, the Compensation Committee works with and receives advice and recommendations from our CEO (other than with respect to his own compensation). The Compensation Committee considers the recommendations of our CEO (other than with respect to his own compensation), together with the review by its compensation consultant, in making independent recommendations and determinations regarding executive compensation. Our CEO attends all Compensation Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Compensation Committee’s charter.

Elements of Executive Compensation

The Company’s 2023 executive compensation program consisted of the following elements, which were heavily weighted toward variable compensation tied to Company performance and stock price performance:

Compensation Element			Purpose	Design
Fixed	Annual	Base Salary	Recognize performance of job responsibilities and attract and retain individuals with superior talent	Fixed compensation, payable in cash
Variable	Annual	Annual Incentive Plan	Focus, motivate and reward executive officers for achieving annual financial and business objectives	Short-term cash incentive compensation based on revenue, customer retention and EBITDA performance
	Long-Term	Restricted Stock Units & Stock Option Awards	Encourage retention of top talent and promote an employee ownership culture over the long-term	Service-based vesting over a two to four-year period with a minimum one year cliff

Base Salary

Base salaries provide a fixed level of cash compensation for our executive officers, including our NEOs. When setting salaries, the Compensation Committee considers each executive officer’s responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements. The Compensation Committee’s review of these factors is subjective and no fixed value or weight is assigned to any specific factor when making salary recommendations. The table below sets forth the annual base salaries approved for each of our NEOs for 2023 and 2022, as well as the percentage year-over-year change.

Named Executive Officer	2023 Base Salary	2022 Base Salary	Percentage Increase
Khurram P. Sheikh	$325,000	-	N/A

The total salaries paid to our NEO’s during 2023 and 2022 are set forth in the “Summary Compensation Table” below.

Annual Cash Incentive Bonus Compensation

The Company’s annual cash incentive bonus compensation is designed to motivate and reward our executive officers, including our NEOs, for achieving the Company’s short-term financial and operational objectives and the executive officers’ individual objectives. Each year, the Compensation Committee develops a recommended target annual cash incentive award opportunity for each executive officer expressed as a percentage of their annual base salary, subject to the achievement of pre-established corporate and individual goals, as described below. These recommendations are later approved by the Company’s board. The target annual cash incentive award opportunities of our NEOs as a percentage of base salary for 2023 were as follows:

	2023 Bonus Target
Named Executive Officer	Target Payout(1)	% of Base Salary
Khurram P. Sheikh	$325,000	100%

(1)	Based on salary effective as of December 31, 2023.

The annual cash incentive bonus compensation payouts could range from 10% to 100% of the target annual cash incentive award opportunity based on performance relative to pre-established performance goals. If the threshold amount was not achieved for a particular performance metric, no amount was to be paid for that metric. However, the Compensation Committee retained absolute discretion to modify or eliminate any annual cash incentive awards if the Compensation Committee determined such actions were warranted. The metrics chosen by the Compensation Committee to measure corporate performance for determining payouts under the annual cash incentive bonus compensation were revenue and EBITDA (as calculated in accordance with GAAP). The 2023 performance targets and actual results for these metrics were evaluated by the Compensation Committee based on the performance of various strategic goals and metrics. Growth was assessed through bookings, recurring revenue was evaluated based on the annual recurring revenue rate, and profit margins were measured through gross margin. Retention was measured via net revenue retention, budget management was monitored through operating expenses, and cash management was tracked via accounts receivable collection rates. Based on these metrics, the Compensation Committee approved annual cash incentive bonus compensation payouts of 85%, 35% and 35%, during the second quarter, third quarter and fourth quarter of 2023, respectively.

Long-Term Incentive Compensation— Equity Incentive Plan (“EIP”)

We believe that providing long-term incentives in the form of equity awards under the EIP encourages our executive officers, including our NEOs, to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our employees, including our NEOs, to benefit from future successes in the Company through the appreciation of the value of their equity awards, the Compensation Committee and Board believe that equity awards align employees’ interests and contributions with the long-term interests of our stockholders. In addition, the Compensation Committee and Board believe that offering meaningful equity ownership in the Company is helpful in retaining our executive officers and other key employees.

Other Policies and Elements of Executive Compensation

401(k) Plan

We sponsor a tax-qualified defined contribution plan (the “Section 401(k) plan”) under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) for all employees, including our NEOs. Employees of the Company are eligible to participate in the Section 401(k) plan and receive employer contributions upon reaching age 18. Participants may contribute between 1% and 90% of their earnings. The Company matches 100% of an employee’s elective salary deferral that does not exceed 4% of the employee’s compensation. The total matching does not exceed the match allocated based on IRS annual compensation limits, which is $345,000 in 2024. The maximum match based on this compensation limit was $13,800 in 2024.

Pension Benefits

None of our executive officers, including any of our NEOs, participate in any defined benefit pension plans.

Nonqualified Deferred Compensation

None of our executive officers, including any of our NEOs, participate in any non-qualified deferred compensation plans, supplemental executive retirement plans or any other unfunded retirement arrangements.

Other Benefits and Perquisites

We provide benefits to our executive officers, including our NEOs, on a similar basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; short-term and long-term disability insurance; a health savings account and flexible spending accounts. We do not maintain any executive-specific benefit or perquisite programs outside of financial planning services.

Deductibility of Executive Compensation

Section 162(m) of the Code limits the amount that we may deduct from our U.S. federal taxable income for compensation paid to persons who are “covered employees” for purposes of Section 162(m), to $1 million per covered employee per year. While we are mindful of the benefit of full tax deductibility of compensation, we also value the flexibility of compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, the Compensation Committee and the Board may approve compensation that may not be fully deductible because of the limitation of Section 162(m).

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We do not provide any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code, and we have not agreed and are not otherwise obligated to provide any executive officer, including any NEO, with such a “gross-up” or other reimbursement.

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information concerning the compensation of our NEOs for the years ended December 31, 2023 and 2022:

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Khurram P. Sheikh	2023	254,375	97,500	360,000	1,291,626	0	0	2,003,501
Chief Executive Officer	2022	-	-	-	-	-	-	-

(1)	The listed principal position of each named executive officer is the principal position each named executive officer holds with CXApp. Mr. Sheikh served as Chairman and Chief Executive Officer of KINS.

2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table shows all outstanding equity awards held by our NEOs as of December 31, 2023.

	Option Awards				RSU Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Khurram P. Sheikh	0	844,200	1.53	March 29, 2033	57,233	73,830

Potential Payments Upon Termination or Change in Control

Equity Award Acceleration

In the event of a “change in control” or “merger” of the Company, as defined in our equity plan, each outstanding option or equity award will be assumed or an equivalent option or award substituted by the successor company. In the event that the successor company refuses to assume or substitute for the option or equity award, the participant will fully vest in and have the right to exercise all of his or her options or stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to RSUs, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change in control, the administrator of the plan will notify the participant that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the administrator, and the option or stock appreciation right will terminate upon the expiration of such period.

Employment Agreements with Executive Officers

The Company maintains employment agreements with our executive officers, including our NEOs, pursuant to which each is entitled to certain payments, rights and benefits in connection with a termination of employment.

The employment agreements with each of our NEOs provide that if the executive officer’s employment is terminated without Just Cause (as such term is defined below) or the executive officer resigns for Good Reason (as such term is defined below), Company shall: (1) pay lump-sum to the executive officer his or her base salary then in effect, subject to customary payroll practices and withholdings, for six (6) or twelve (12) months immediately after the date of termination or resignation; (2) no later than 15 days after termination or resignation, pay to the executive officer 100% of the value of the target bonus; (3) the vesting on all outstanding equity awards will be accelerated by 6 months or 12 months; (4) upon termination or resignation, pay to the executive officer the value of any accrued but unpaid vacation time; (5) upon termination or resignation, pay to the executive officer any unreimbursed business expenses and travel expenses that are reimbursable under the employment agreement that have been incurred by the executive officer, subject to the submission of any required documentation; and (6) upon termination or resignation pay any required COBRA premiums based on coverage then in effect for six (6) or twelve (12) months.

If the executive officer’s employment is terminated by the Company for Just Cause or the executive officer terminates his or her employment for any reason other than a Good Reason, the Company will be required to pay to the executive officer only that portion of his or her base salary and accrued but unused vacation pay that has been earned through the date of termination.

In the event of a change in control, the vesting of stock options will automatically be accelerated so that 100% of the unvested shares covered by such stock options will be fully vested upon the consummation of the change in control.

“Just Cause” for purposes of the NEOs’ employment agreements means: (A) executive officer’s fraud, gross malfeasance, gross negligence or willful misconduct, with respect to the Company’s business affairs; (B) executive officer’s refusal or repeated failure to follow the Company’s established reasonable and lawful written policies; (C) executive officer’s material breach of their employment agreement; or (D) executive officer’s conviction of a felony or crime involving moral turpitude. A termination of an executive officer for Just Cause based on clause (A), (B) or (C) will take effect fifteen (15) business days after the Company gives written notice of its intent to terminate the executive officer’s employment and the Company’s description of the alleged cause, unless the executive officer, in the good-faith opinion of the Company, during such fifteen (15) business day period, remedies the events or circumstances constituting Just Cause.

“Good Reason” for purposes of the NEOs’ employment agreements means the executive officer resigns from employment (1) as a result of and upon a material diminution of the executive officer’s duties, responsibilities, authority, position or a material reduction of the executive officer’s compensation and benefits, (2) the Company’s material breach of the terms of the employment agreement, or (3) relocation of the executive officer’s primary work location by more than fifty (50) miles.

AUDIT COMMITTEE REPORT

The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such statement by reference.

The Board has determined that each Audit Committee member has the requisite independence and other qualifications for audit committee membership under SEC rules, the listing standards of Nasdaq, our Audit Committee Charter, and the independence standards set forth in our Corporate Governance Guidelines. The Board has also determined that Shanti Priya qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

As more fully described below, in carrying out its responsibilities, the Audit Committee looks to management and CXApp’s independent registered public accounting firm. The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available at ir.cxapp.com.

Our primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing CXApp’s financial reporting, audit processes, internal control over financial reporting and disclosure controls. Management is responsible for the Company’s consolidated financial statements and the financial reporting process, including internal control over financial reporting. We also monitor the preparation by management of the Company’s quarterly and annual consolidated financial statements. WithumSmith+Brown, PC (“Withum”), CXApp’s independent registered public accounting firm, is accountable to us and is responsible for expressing an opinion as to whether the consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of CXApp in conformity with U.S. generally accepted accounting principles. We are solely responsible for selecting and reviewing the performance of CXApp’s independent registered public accounting firm and, if we deem appropriate in our sole discretion (subject, if applicable, to shareholder ratification), terminating and replacing the independent registered public accounting firm. We also are responsible for reviewing and approving the terms of the annual engagement of CXApp’s independent registered public accounting firm, including the scope of audit and non-audit services to be provided by the independent registered public accounting firm and the fees to be paid for such services, and discussing with the independent registered public accounting firm any relationships or services that may impact the objectivity and independence of the independent registered public accounting firm.

In fulfilling our oversight role, we met and held discussions, both together and separately, with the Company’s management and Withum. Management advised us that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and we reviewed and discussed the audited and unaudited (as applicable) consolidated financial statements and key accounting and reporting issues with management and Withum, both together and separately, in advance of the public release of operating results and filing of annual or quarterly reports with the SEC. We discussed significant matters with Withum, including those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the rules of the SEC, and reviewed a letter from Withum disclosing such matters.

Withum also provided us with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and we discussed with Withum matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. In the written communications, Withum confirmed its independence, and we determined that Withum’s provision of non-audit services to CXApp is compatible with maintaining their independence. We also reviewed a report by Withum describing the firm’s internal quality control procedures and any material issues raised in the most recent internal quality control review or external peer review or inspection performed by the PCAOB.

Based on our review with management and Withum of CXApp’s audited consolidated financial statements and Withum’s report on such consolidated financial statements, and based on the discussions and written disclosures described above and our business judgment, we recommended to the Board that the audited consolidated financial statements be included in the Form 10-K for filing with the SEC.

Audit Committee:

Shanti Priya, Chair Camillo Martino Di-Ann Eisnor

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board has nominated Di-Ann Eisnor to stand for election for a term expiring at the 2027 Annual Meeting of Stockholders or until her successor is duly elected and qualified, or until her earlier death, resignation or removal. Di-Ann Eisnor is willing and able to serve as a director of CXApp. See “Board of Directors and Corporate Governance-Directors” for information regarding Di-Ann Eisnor. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Vote Required

To be elected, Di-Ann Eisnor must receive a plurality of the votes cast. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients) and abstentions will not count as votes cast and will have no impact on whether such proposal is approved.

Recommendation of the Board

The Board recommends that you vote “FOR” the election of Di-Ann Eisnor.

PROPOSAL 2: NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Schedule 14A of the Exchange Act, we are asking our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our “named executive officers” as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement, as a whole.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. The Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any additional actions are necessary.

2023 Executive Compensation Program

Our Board believes that the detailed information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

Proposed Resolution

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative disclosure.”

Vote Required

The approval, on a non-binding advisory basis, of the compensation of our named executive officers requires an affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because this vote is advisory only, it will not be binding on us, our Compensation Committee or our Board. However, we value our stockholders’ input and will take the vote into consideration when evaluating executive compensation decisions.

Recommendation of the Board

The Board recommends that you vote “FOR” the approval of the named executive officer compensation pursuant to a non-binding advisory vote.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. To fulfill this responsibility, the committee engages in a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and considers whether the independent registered public accounting firm should be rotated and the advisability and potential impact of selecting a different independent registered public accounting firm.

The Audit Committee has selected WithumSmith+Brown, PC (“Withum”) as our independent registered public accounting firm for the year ending December 31, 2024. Withum has served in this capacity since 2020. In accordance with SEC rules and Withum policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to our Company. For the lead audit engagement partner and the engagement quality control reviewing partner, the maximum number of consecutive years of service in that capacity is five years. In selecting the Company’s lead audit engagement partner pursuant to this rotation policy, management interviews candidates proposed by Withum and recommends the final candidate to the Audit Committee. The Chair of the Audit Committee and, to the extent possible, all other members of the Audit Committee meet with the final candidate for the role, and the full committee holds a discussion in executive session and with management regarding the final candidate and his or her qualifications.

The Audit Committee and the Board believe that the continued retention of Withum as our independent registered public accounting firm is in the best interest of the Company and our stockholders, and we are asking our stockholders to ratify the selection of Withum as our independent registered public accounting firm for 2024. Although not required by our organizational documents or applicable law, our Board is submitting the selection of Withum to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm, and we believe doing so is consistent with good corporate governance. If the selection of Withum as our independent registered public accounting firm is not ratified by our stockholders, the Audit Committee will re-evaluate its selection, taking into consideration the stockholder vote on the ratification. However, the Audit Committee is solely responsible for selecting and terminating our independent registered public accounting firm and may do so at any time at its discretion. A representative of Withum is expected to attend the Annual Meeting and be available to respond to appropriate questions. The representative also will be afforded an opportunity to make a statement, if he or she desires to do so.

Auditor Fees and Services

The Audit Committee is responsible for the compensation of the Company’s independent registered public accounting firm and oversees the audit fee negotiations associated with the Company’s retention of Withum. The following table shows the fees for audit and other services provided by Withum for fiscal years 2023 and 2022:

Fees	2023	2022
Audit Fees	$235,000	$130,000
Audit-Related fees	-	-
Tax Fees	$9,000	$8,100
All Other Fees	-	-
Total	$244,000	$138,100

Audit Fees. This category includes fees billed for professional services rendered by Withum for the audit of our consolidated financial statements, audit of our internal control over financial reporting, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with acquisitions, new accounting or audit standards, and statutory or regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings.

Audit-Related Fees. This category includes the aggregate fees billed for assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees. This category includes the fees billed for services related to tax compliance, tax advice and tax planning.

All Other Fees. This category includes the aggregate fees billed for any other products and services provided by the independent registered public accounting firm.

Pre-Approval Policy

The charter for our Audit Committee states that the Audit Committee shall review and approve the independent auditor’s annual engagement letter, including the proposed fees contained therein, as well as all audit and permitted non-audit engagements and relationships between the Company and the independent auditor (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audited services will also be made by the Audit Committee. The Audit Committee may also delegate pre-approval authority to one or more of its members, who shall report any pre-approval decisions to the Audit Committee at its next regularly scheduled meeting.

All Withum services and fees listed in the table above were pre-approved by the Audit Committee.

Vote Required

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the total number of shares of common stock present at the meeting in person or represented by proxy and entitled to vote on such matter, voting as a single class. Brokers will have discretionary authority to vote on Proposal 3, since it is considered a routine matter under Nasdaq rules. Abstentions will be counted as present and entitled to vote and will have the same effect as votes “against” this proposal.

Recommendation of the Board

The Board recommends that you vote “FOR” the ratification of the selection of Withum as our independent registered public accounting firm for the year ending December 31, 2024.

OTHER MATTERS

We are not aware of any other matters that will be properly brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, Khurram P. Sheikh and Camillo Martino will vote as recommended by the Board or, if no recommendation is given, in accordance with their judgment. Khurram P. Sheikh and Camillo Martino were designated to be your proxies by the Board.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT

The SEC permits companies and intermediaries, such as a brokerage firm or a bank, to satisfy the delivery requirements for Notices and proxy materials with respect to two or more stockholders sharing the same address by delivering only one Notice or set of proxy materials to that address. This process, which is commonly referred to as “householding,” can effectively reduce our printing and postage costs. This delivery method will not be used if we receive contrary instructions from one or more of the stockholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Proxy Statement to any stockholder who sends a written request to our Legal Department at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, California, 94306. If you own shares of common stock through a bank, broker or other nominee and receive more than one Proxy Statement, contact the holder of record to eliminate duplicate mailings.

If you would like to receive a copy of our Annual Report on Form 10-K, or this proxy statement, please contact our Legal Department by mail at CXApp Inc., Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, California, 94306, or by telephone at (650) 785-7171, and we will send a copy to you without charge. Please note, however, that if you wish to receive a paper proxy card or other proxy materials for the purpose of the Annual Meeting, you should follow the instructions included in this proxy statement.

ATTENDING THE 2024 ANNUAL MEETING OF STOCKHOLDERS OF CXAPP INC.

The 2024 Annual Meeting of Stockholders of CXApp Inc. will be held in a virtual format only, on August 29, 2024, at 9:00 a.m., Pacific Time. You are entitled to attend the virtual Annual Meeting only if you were a CXApp stockholder as of the record date or you hold a valid proxy for the Annual Meeting.

We have designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. To attend, vote and submit questions at the Annual Meeting, please log in to www.virtualshareholdermeeting.com/CXAI2024 using the control number on your proxy card, voting instruction form, or this proxy statement. Online access to the Annual Meeting will begin approximately 15 minutes prior to the start of the Annual Meeting. As part of the Annual Meeting, we will hold a live Q&A session during which we intend to answer questions submitted during the Annual Meeting that are pertinent to the Company and meeting matters, as time permits. We will offer live technical support for all stockholders attending the Annual Meeting. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our Investor Relations website, ir.cxapp.com, including information on when the meeting will be reconvened.

We encourage you to vote your proxy via the Internet, by telephone, or by mail prior to the Annual Meeting, even if you plan to attend the virtual Annual Meeting. A list of stockholders of record entitled to vote at the Annual Meeting will be available to stockholders at least 10 days prior to our Annual Meeting at our principal executive offices located at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, California, 94306 during normal business hours, and at the Annual Meeting. It will also be accessible during the Annual Meeting by visiting the meeting website and entering the control number referenced above. Additional information regarding the rules and procedures for participating in the Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the Annual Meeting at the meeting website.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including this proxy statement, at the SEC’s website at www.sec.gov or on our website at www.cxapp.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement.

If you would like additional copies of this proxy statement or if you have questions about the proposals to be presented at the Annual Meeting, you should contact the Company at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, California, 94306, or (650) 785-7171.

If you are a stockholder of the Company and would like to request documents, please do so by August 22, 2024 (one week prior to the Annual Meeting), in order to receive them before the Annual Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this proxy statement. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board recommends.

ANNEX A – FORM OF PROXY CARD

A-1

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 08/28/2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the meeting - Go to **www.virtualshareholdermeeting.com/CXAI2024**
You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 08/28/2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1. Election of Class I Director:

Nominees

		For	Withhold
1	Di-Ann Eisnor	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000649645_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is available at www.proxyvote.com .

CXAPP INC.
Annual Meeting of Stockholders
August 29, 2024 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Khurram P. Sheikh and Camillo Martino, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CXAPP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 9:00 AM, PST on August 29, 2024, at the Virtual Meeting at: www.virtuallyshareholdermeeting.com/CXAI2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000649645_2 R1.0.0.6